Exhibit 4.3(i)

DEED OF AMENDMENT made on 26 March 2019

BETWEEN:

(1)	THE PARTIES, being the undersigned (other than the Company); and

(2)	IVS BULK PTE. LTD, a company incorporated in Singapore whose registered office is at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Company).

RECITALS:

On 11 December 2013, the Parties and the Company entered into a shareholders’ agreement (the SHA) setting out the terms and conditions on which they agreed to regulate the management of the Company.

On 4 February 2015, the Parties and the Company executed a deed of amendment and acknowledgement (the First Deed of Amendment) to amend the SHA on the terms set out therein.

On 20 January 2016, the Parties and the Company executed a deed of amendment (the Second Deed of Amendment) to amend the SHA on the terms set out therein.

On 1 April 2016,the Parties and the Company executed a deed of amendment (the Third Deed of Amendment) to amend the SHA on the terms set out therein.

On 25 April 2016,the Parties and the Company executed a deed of amendment (the Fourth Deed of Amendment) to amend the SHA on the terms set out therein.

On 6 July 2016,the Parties and the Company executed a deed of amendment (the Fifth Deed of Amendment) to amend the SHA on the terms set out therein.

On 31 October 2016, the Parties and the Company executed a deed of amendment (the Sixth Deed of Amendment) to amend the SHA on the terms set out therein.

On 31st January 2019, the Parties and the Company executed a deed of amendment (the Seventh Deed of Amendment) to amend the SHA on the terms set out therein (for purposes of clarity, references to the SHA are to such agreement as amended by the terms of the First Deed of Amendment, the Second Deed of Amendment, the Third Deed of Amendment, the Fourth Deed of Amendment, the Fifth Deed of Amendment, the Sixth Deed of Amendment and the Seventh Deed of Amendment).

The Parties and the Company now wish to further amend the SHA in accordance with the terms of this deed of amendment (this Eighth Deed of Amendment) to extend the Joint Termination Date.

1	INTERPRETATION

1.1	Unless otherwise defined in this Deed, capitalized words and expressions used in this Deed shall have the meaning given to them in the SHA.

1.2	Unless otherwise specified herein, all references in this Deed to a “Clause” shall refer to a Clause of the SHA.

2	EXTENSION OF THE JOINT TERMINATION DATE

Effective as at the date hereof, Clause 18.1 shall be amended by the replacement of the date “30 April 2019” with the date “30 June 2019”.

3	MISCELLANEOUS

3.1	The SHA is amended by the terms of this Eighth Deed of Amendment and all terms of the SHA not so amended shall continue in full force and effect as set out in the SHA. In the event of any conflict between the terms of the SHA and this Eighth Deed of Amendment, the terms of this Eighth Deed of Amendment shall prevail.

3.2	Each of the Company and the Parties undertakes to execute and deliver all such documents and perform such acts as may be required for the purpose of giving full effect to the terms of this Eighth Deed of Amendment.

3.3	Clauses 23 (Confidentiality), 28 (Assignment), 34 (No Partnership) and 38 (Governing Law) of the SHA are deemed to be incorporated herein mutatis mutandis and shall apply hereto as if repeated in this Eighth Deed of Amendment in full but with such amendments as are necessary to give effect to such provisions within the context of this Eighth Deed of Amendment.

Signed and delivered as a Deed by REGIMENT CAPITAL LIMITED acting by:	) ) )
/s/ Riyaz Nooruddin

Riyaz Nooruddin
In the presence of:

Witness signature:		/s/ Christopher Quaite

Witness name:		Christopher Quaite

Witness address:		Grand Cayman, Cayman Islands

Signed and delivered as a Deed by SANKATY EUROPEAN INVESTMENTS III S.À R.L. acting by:	) ) )
/s/ Michael Treisman /s/ Grindale Gamboa

Michael Treisman Grindale Gamboa
Class A Manager Class B Manager
In the presence of:

Witness signature:		/s/ Andrew M. Melvin

Witness name:		Andrew M. Melvin

Witness address:		200 Clarendon Street, Floor 36
Boston, MA 02116

Signed and delivered as a Deed by GRINDROD SHIPPING PTE. LTD. acting by:	) ) )
/s/ Stephen William Griffiths

Stephen William Griffiths
In the presence of:

Witness signature:		/s/ Jeremy Miles

Witness name:		Jeremy Miles

Witness address:		19 Delaware Avenue, Durban North
Durban, South Africa 4051

Witness occupation:		Director

Signed and delivered as a Deed by IVS BULK PTE. LTD. acting by:	) ) )
/s/ Martyn Richard Wade

Martyn Richard Wade

In the presence of:

Witness signature:		/s/ Jeremy Miles

Witness name:		Jeremy Miles

Witness address:		19 Delaware Avenue, Durban North
Durban, South Africa 4051

Witness occupation:		Director